PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated March 27, 2013, made by and among Vuzix Corporation (the “Company”) and the holders of Company’s common stock signatory hereto (collectively, the “Pledgors”) in favor of each of the holders of the Company’s Senior Secured Debentures due August 1, 2014 (each a Pledgee and collectively, the “Pledgees”) and Hillair Capital Investments L.P., as pledgeholder of the Pledged Shares for the Pledgees (the “Agent”).

WITNESSETH:

WHEREAS, Pledgees have agreed, severally and not jointly, to lend to the Company, and the Company has agreed to borrow from the Pledgees, up to an aggregate of $800,000 pursuant to the terms and conditions set forth in a securities purchase agreement dated March 21, 2013 between the Company and the Pledgees (the “Purchase Agreement”), pursuant to which the Company will issue to each Pledgee 16% Senior Secured Convertible Debentures of the Company (the “Debentures”);

WHEREAS, pursuant to the provisions of the Purchase Agreement, and as a condition to the obligation of the Pledgees to lend thereunder, the Pledgors, as principals, employees and shareholders of the Company who will each personally directly benefit from the loan to the Company, have agreed to make the pledge contemplated by this Agreement in order to induce Pledgees to perform their respective obligations under the Purchase Agreement and the Debentures;

WHEREAS, as a condition to the obligation of the Pledgees to lend pursuant to the Purchase Agreement, the Company agrees to undertake such action contemplated by this Agreement in order to induce Pledgees to perform their obligations under the Purchase Agreement;

WHEREAS, Pledgors own 71,073,896 shares (subject to a reverse split based on a ratio of 1 for 75, which was effective on February 6, 2013) of common stock, par value $.001 per share, of the Company (the “Common Stock”), set forth opposite the Pledgors’ names on Schedule A attached hereto;

WHEREAS, terms used but not otherwise defined in this Agreement that are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York at that time (whether or not the UCC applies to the affected Pledged Collateral) (the “UCC”) shall have the meanings ascribed to them in the UCC; and

NOW, THEREFORE, in consideration of the premises, covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.    Pledge and Security Interest. Each Pledgor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Pledgees, and grants to the Pledgees a continuing first priority security interest in, a first lien upon and a right of set-off against, all of its respective rights, titles and interests of whatsoever kind and nature in (the “Security Interest”), and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the obligations pursuant to the Debentures, the following (collectively, the “Pledged Collateral”):

(a)    the shares of Common Stock owned by such Pledgor and set forth on Schedule A attached hereto (the “Pledged Shares”), 70,323,896 Pledged Shares in the aggregate, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

(b)    all proceeds of any and all of the foregoing Pledged Collateral, in whatever form (including, without limitation, proceeds that constitute property of the types described above).

SECTION 2.    Security for Obligations. This Agreement secures the payment and performance of the following obligations (collectively, the “Obligations”): all present and future indebtedness, obligations, covenants, duties and liabilities of any kind or nature of the Company to the Pledgees now existing or hereafter arising, including but not limited to, under or in connection with this Agreement, the Debentures, the Purchase Agreement and all agreements and documents executed and delivered in connection therewith (collectively, the “Transaction Documents”). For avoidance of doubt, the Obligations shall not include obligations of the Company under the Warrant issued in connection with the Debentures.

SECTION 3.    Delivery of Pledged Collateral . On or prior to the date hereof, each Pledgor shall deliver to the Agent the Pledged Shares, together with duly executed instruments of transfer and stock powers endorsed in blank. Agent shall hold the Pledged Shares, together with undated stock powers executed in blank, signature guaranteed suitable for transfer, for its benefit and Pledgor further agrees to execute such other documents and to take such other actions as Pledgee deems necessary or desirable to create and perfect the security interests intended to be created hereunder, to effect the foregoing and to permit Pledgee to exercise any of its rights and remedies hereunder.

SECTION 4.    Representations and Warranties. Each Pledgor, severally and not jointly, represents and warrants as follows:

(a)    The execution, delivery and performance by the Pledgor of this Agreement and the exercise by the Pledgees of any of their rights and remedies in accordance with the terms of this Agreement and applicable securities law will not contravene any law or any contractual restriction binding on or affecting the Pledgor or any of their properties

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(b)    Such Pledgor is the legal, record and beneficial owner of the Pledged Collateral owned by such Pledgor, free and clear of any lien, security interest, restriction, option or other charge or encumbrance (collectively, “Liens”).

(c)    The pledge of the Pledged Collateral and the grant of the Security Interest pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing payment and performance of the Obligations.

(d)    No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the security interest created hereby, or (iii) for the exercise by the Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally).

(e)    There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(f)    Except for the filing of financing statements pursuant to the UCC with the proper filing and recording agencies in the jurisdictions indicated on Schedule B, attached hereto, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either (i) for the grant by such Pledgor of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by such Pledgor or (ii) for the perfection of or exercise by the Pledgees of their rights and remedies hereunder.

(g)    Effective on the date of execution of this Agreement, such Pledgor hereby authorizes the Agent to file one or more financing statements under the UCC with respect to the Security Interest with the proper filing and recording agencies in the jurisdictions indicated on Schedule B attached hereto, and in such other jurisdictions as may be requested by the Pledgee.

(h)    Such Pledgor will not transfer, pledge, hypothecate, sell or otherwise dispose of any of the Pledged Collateral without the prior written consent of the Pledgees.

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(i)    Such Pledgor shall promptly execute and deliver to the Pledgees such further assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Pledgees may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Pledged Collateral.

(j)    Such Pledgor shall promptly notify the Pledgees, in sufficient detail, upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Pledged Collateral and of any other information received by such Pledgor that may materially affect the Security Interest or the rights and remedies of the Pledgees hereunder.

(k)    All information heretofore, herein or hereafter supplied to the Pledgees by or on behalf of such Pledgor with respect to the Pledged Collateral is accurate and complete in all material respects as of the date furnished.

SECTION 5.          Further Assurances. Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, the Pledgor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent and/or the Pledgees may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent and/or Pledgee to exercise and enforce their rights and remedies hereunder with respect to any Pledged Collateral. The Company agrees that at any time and from time to time, at the expense of the Company, the Company shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent and/or the Pledgees may reasonably request in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent and/or Pledgee to exercise and enforce their rights and remedies hereunder with respect to any Pledged Collateral. The Company shall not issue any additional securities to any Pledgor, unless the contemporaneous with such issuance, such securities are delivered to the Agent and pledged hereunder. Upon any such issuance, any such new securities shall be “Pledged Collateral” hereunder.

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SECTION 6. Voting Rights, Etc. in Respect of the Pledged Collateral.

(a)          So long as no Event of Default or event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing:

(i)    each Pledgor may exercise any and all voting and other consensual rights pertaining to any Pledged Collateral for any purpose not inconsistent with the terms of the Debentures; and

(ii)    Pledgee will execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgors to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph Section 6(a)(i) hereof.

(b)         Upon the occurrence and during the continuance of an Event of Default or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default:

(i)    all rights of the Pledgors to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Pledgee which shall thereupon have the sole right to exercise such voting and other consensual rights; and

(ii)    without limiting the generality of the foregoing, Pledgee may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of such Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of the Company, or upon the exercise of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine.

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SECTION 7.    Agent Appointed Attorney-in-Fact.

(a)         The Pledgors hereby appoint the Agent as the Pledgors’ attorney-in-fact, with full authority in the place and stead of, and in the name of, the Pledgors or otherwise, from time to time in the Agent's discretion to take any action and to execute any instrument which the Agent may deem necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgors representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

(b)        Each Pledgor authorizes the Agent, and hereby makes, constitutes and appoints the Agent and its respective officers, agents, successors or assigns with full power of substitution, as the Pledgors’ true and lawful attorney-in-fact, with power, in the name of the Pledgees or the Pledgors, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Pledged Collateral that may come into possession of the Pledgee; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against Pledgors, assignments, verifications and notices in connection with accounts, and other documents relating to the Pledged Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Pledged Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Pledged Collateral; (v) generally, to do, at the option of the Pledgees, and at the expense of the Pledgors, severally and jointly, at any time, or from time to time, all acts and things which the Pledgees deem necessary to protect, preserve and realize upon the Pledged Collateral and the Security Interest granted herein in order to effect the intent of this Agreement all as fully and effectually as the Pledgors might or could do; and (vi) in the event of the bankruptcy of any Pledgor, to appoint a receiver or equivalent person to marshall such Pledgor’s assets, and such Pledgor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

(c)         Each Pledgor hereby irrevocably appoints the Agent as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, from time to time in the Agent’s discretion, to take any action and to execute any instrument which the Pledgees may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Pledged Collateral without the signature of such Pledgor where permitted by law.

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SECTION 8.    Pledgee May Perform. If any Pledgor fails to perform any agreement contained herein, the Agent and/or Pledgees may itself perform, or cause performance of, such agreement, and the expenses of the Agent and/or Pledgees incurred in connection therewith shall be payable by such Pledgor under Section 12 hereof.

SECTION 9.    The Agent's Duties. The duties and rights of the Agent are as set forth on Annex A attached hereto and incorporated herein by reference. Any fees of the Agent for its services hereunder shall be paid by the Company. The powers conferred on the Agent hereunder are solely to protect the interests of the Pledgees in the Pledged Collateral and shall not impose any duty upon the Agent to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys it actually received hereunder, neither the Agent nor Pledgees shall have any duty as to any Pledged Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not such party has or is to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral. The Agent and Pledgees shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral are accorded treatment substantially equal to that which such party accords its own property.

SECTION 10.    Event of Default. The occurrence of any of the following events shall constitute an event of default under this Agreement (each, an “Event of Default”):

(a)    The failure of any Pledgor to observe, perform or comply with any act, duty, covenant, agreement or obligation under this Agreement, which is not cured within ten business days following written notice by Agent to such Pledgor;

(b)    If any of the representation or warranty of any Pledgor set forth in this Agreement shall be breached or shall be untrue or incorrect in any material respect, and is not cured within ten business days following written notice by Agent to such Pledgor;

(c)    The filing of any financing statement with regard to any of the Pledged Collateral other than pursuant to this Agreement, or the attachment of any additional Lien to any portion of the Pledged Collateral in favor of any Person other than the Pledgees; or

(d)    If any event of default (and expiration of any cure period) shall occur under any of the Transaction Documents.

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SECTION 11.    Cross-Default; Cross-Collateralization. The Pledgors each acknowledges and agrees that any default under the terms of this Agreement shall constitute a default by the Company under the Debentures, and that any event of default (following expiration of any applicable cure period) under the Debentures shall constitute a default under this Agreement. The security interests, liens and other rights and interests in and relative to any of the real or personal property of the Pledgors now or hereafter granted to the Pledgee by the Pledgors pursuant to any agreement, document or instrument, including, but not limited to, this Agreement or the Debentures shall serve as security for any and all of the Obligations, and, for the repayment thereof, Pledgee may resort to any such collateral in such order and manner as they may elect.

SECTION 12.    Remedies upon Event of Default. Upon and after the occurrence of any Event of Default:

(a)    The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to the Agent (including, without limitation, the vesting in the Agent pursuant to Section 6(b)(i) of the sole right to exercise voting rights pertaining to the Pledged Collateral, including, without limitation, voting rights with respect to the sale of assets of the issuer of such Pledged Collateral), all the rights and remedies of a secured party on default under the UCC, and may also sell the Pledged Collateral or any part thereof at public or private sale, at any exchange, broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable upon at least ten (10) days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor acknowledges and agrees that the Pledged Collateral consisting of the Pledged Shares, and/or any other shares of common stock of the Company, is of a type customarily sold on a recognized market, and accordingly that no notice of the sale thereof need be given. In addition, Agent may transfer all of the Pledged Collateral to Pledgees, who may hold all of such Pledged Collateral as payment in full of the Obligations.

(b)    Any cash held by the Agent or the Pledgees as Pledged Collateral and all cash proceeds received by the Agent or the Pledgees in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Agent or the Pledgees, be held as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable pursuant to Section 12) in whole or in part against, all or any part of the Obligations. Any surplus of such cash or cash proceeds held by the Agent or the Pledgees and remaining after payment in full of all the Obligations shall be paid over to the Pledgors, pro-rata, or to whomsoever may be lawfully entitled to receive such surplus.

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SECTION 13.    Expenses. The Company shall upon demand pay to the Agent and/or the Pledgees the amount of any and all reasonable expenses, including reasonable attorneys’ fees and expenses and the reasonable fees and expenses of any experts and agents, which the Agent and/or Pledgee may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (c) the exercise or enforcement of any of the rights of the Agent and/or Pledgee hereunder or (d) the failure by any Pledgor to perform or observe any of the provisions hereof.

SECTION 14.    Continuing Security Interest; Termination. This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until the indefeasible payment in full of the Obligations (the “Termination Date”). On the Termination Date (i) the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgors and (ii) the Agent shall deliver to each Pledgor their respective Pledged Shares and any and all necessary stock powers required to assign the Pledged Shares back into the name of each Pledgor. Upon any such termination, the Agent shall, at the Pledgors’ expense, return, pro-rata, to the Pledgors such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgors such documents as the Pledgors shall reasonably request to evidence such termination.

SECTION 15.    Governing Law; Terms. For the convenience of the Agent, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws. Each Pledgor agrees to submit to the in personam jurisdiction of the state and federal courts situated within the City of New York, State of New York with regard to any controversy arising out of or relating to this Agreement. Unless otherwise defined herein, terms defined in Article 9 of the UCC are used herein as therein defined.

SECTION 16.    Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been received when delivered personally (which shall include, without limitation, via express overnight courier) or if mailed, three (3) business days after having been mailed by registered or certified mail, return receipt requested, postage prepaid, to the addresses of the parties as set forth herein.

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SECTION 17.    Waivers.

(a)    Waivers. Each Pledgor waives any right to require the Pledgees to (i) proceed against any person, (ii) proceed against any other collateral under any other agreement, (iii) pursue any other remedy, or (iv) make presentment, demand, dishonor, notice of dishonor, acceleration and/or notice of non-payment.

(b)    Waiver of Defense. No course of dealing between the Pledgors and the Pledgees, nor any failure to exercise nor any delay in exercising on the part of the Agent or Pledgees, any right, power, or privilege under this Agreement or under any of the other Transaction Documents shall operate as a waiver. No single or partial exercise of any right, power, or privilege under this Agreement or under any of the other Transaction Documents shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

SECTION 18.    Rights Are Cumulative. All rights and remedies of the Agent and the Pledgees with respect to the Pledged Collateral, whether established by this Agreement, the other Transaction Documents or by law, shall be cumulative and may be exercised concurrently or in any order.

SECTION 19.    Indemnity. Each Pledgor, jointly and severally, agrees to indemnify and hold harmless the Agent, the Pledgees and their respective heirs, successors and assigns against and from all liabilities, losses and costs (including, without limitation, reasonable attorneys' fees) arising out of or relating to the taking or the failure to take action in respect of any transaction effected under this Agreement or in connection with the lien provided for herein, including, without limitation, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Collateral, except to the extent resulting from their gross negligence or intentional misconduct. The liabilities of the Pledgors under this Section shall survive the termination of this Agreement.

SECTION 20.    Severability. The provisions of this Agreement are severable. If any provision of this Agreement is held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such provision, or part thereof, in such jurisdiction, and shall not in any manner affect such provision or part thereof in any other jurisdiction, or any other provision of this Agreement in any jurisdiction.

SECTION 21.    Counterparts. This Agreement may be executed in several counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

SECTION 22.    Amendments; Entire Agreement. This Agreement is subject to modification only by a writing signed by the parties. To the extent any provision of this Agreement conflicts with any provision of the Debentures, the provision giving Pledgees greater rights or remedies shall govern, it being understood that the purpose of this Agreement is to add to, and not detract from, the rights granted to Pledgees under the Debentures. This Agreement and the other Transaction Documents constitute the entire agreement of the parties with respect to the subject matter of this Agreement.

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SECTION 23.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and assigns; provided, however, that no Pledgor may, without the prior written consent of the Pledgees, assign or delegate any rights, powers, duties or obligations hereunder, and any such purported assignment or delegation without such consent shall be null and void.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

PLEDGORS:

Paul J. Travers
Address for Notice:

TRAVERS FAMILY LLC

By:
Name: Paul J. Travers
Title: Trustee

THE COMPANY:

VUZIX CORPORATION

By:
Name:
Title:

THE AGENT:

Hillair Capital Investments L.P.

By:
Name:
Title:

SIGNATURE PAGE FOR PLEDGEES FOLLOWS]

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[PLEDGEE SIGNATURE PAGES TO VUZIX PLEDGE AND SECURITY AGREEMENT]

Name of Pledgee: _________________________________

Signature of Authorized Signatory of Pledgee: ____________________________

Name of Authorized Signatory: ________________________________

Title of Authorized Signatory: _______________________________

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